UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 11, 2016, David Hung, M.D., Founder, President and Chief Executive Officer of Medivation, Inc. (the “Company”), and Jennifer Jarrett, Chief Financial Officer of the Company, participated in a presentation at the Bank of America Merrill Lynch Healthcare Conference in Las Vegas, NV (the “BAML Healthcare Conference”). A copy of the transcript from the presentation is attached hereto at Exhibit 99.1.

Forward-Looking Statements

The attached Exhibit 99.1 contains forward-looking statements. All statements relating to events or results that may occur in the future, including but not limited to statements regarding our future results of operations and financial position, estimated future sales of XTANDI®, market opportunity for our products and product candidates, potential regulatory approvals or events, and clinical trial events or progress, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words such as “believe,” “opportunity,” “potential,” “expected,” “potentially,” “may,” “goals,” and similar expressions are intended to identify these forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors, including risks inherent in obtaining regulatory approvals, that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward -looking statements as predictions of future events. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, including risks relating to relating to our business in general, see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 5, 2016, under the caption “Risk Factors”. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Additional Information

This Item 8.01 and attached Exhibit 99.1 are neither an offer to buy nor a solicitation of an offer to sell any securities of Medivation. No tender offer for the shares of Medivation has commenced at this time. In connection with its proposed transaction, Sanofi may file tender offer documents, consent solicitation documents or other documents with the U.S. Securities and Exchange Commission (“SEC”). If a tender offer and/or consent solicitation is commenced, Medivation will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to such tender offer and may file a solicitation of revocation in connection with such consent solicitation. Once filed, stockholders will be able to obtain, as applicable, the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Medivation on Schedule 14D-9, any consent solicitation, any solicitation of revocation and related materials with respect to any tender offer or consent solicitation, free of charge, at the website of the SEC at www.sec.gov, and from any information agent and/or dealer manager named in the tender offer materials. Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by Medivation under the “SEC Filings” tab in the “Investor Relations” section of Medivation’s website at www.medivation.com. Stockholders are advised to read these documents, if and when they become available, including any amendments thereto, as well as any other documents relating to any tender offer and/or consent solicitation that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender shares or submit consents because the documents will contain important information.

Certain Information Regarding Participants

Medivation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with any Sanofi solicitation. Information regarding the names of Medivation’s directors and executive officers and their respective interests in Medivation by security holdings or otherwise is set forth in Medivation’s proxy statement for the 2016 Annual Meeting of Shareholders, as amended, filed with the SEC on April 29, 2016. Additional information can also be found in Medivation’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016 and in Medivation’s latest Quarterly Report on Form 10-Q.

Non-GAAP Financial Measures

The attached Exhibit 99.1 includes non-GAAP financial measures. A reconciliation between certain historical non-GAAP financial measures and corresponding GAAP financial measures is available on Medivation’s website at www.medivation.com within the investor relations section. Management believes this non-GAAP financial information is useful for management and investors, when considered in conjunction with Medivation’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP financial information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Medivation’s operating results as reported under U.S. GAAP.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Transcript from the Company presentation at the BAML Healthcare Conference on May 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: May 11, 2016	By:	/s/ Carolyn Tang
Carolyn Tang Director, Securities and Transactions

EXHIBIT INDEX

99.1	Transcript from the Company presentation at the BAML Healthcare Conference on May 11, 2016